Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 1, 2021 (the “Closing Date”), Expro Group Holdings N.V., a public company organized under the laws of the Netherlands formerly named Frank’s International N.V. (“Expro,” the “Company,” or the “Combined Company”), completed its merger (the “Merger”) with Expro Group Holdings International Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Legacy Expro”), pursuant to the Agreement and Plan of Merger, dated March 10, 2021, by and among the Company, Legacy Expro, and New Eagle Holdings Limited (“Merger Sub”), an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (the “Merger Agreement”). References to “Frank’s” refer to Frank’s International N.V., the predecessor reporting entity prior to the Merger.

The following unaudited pro forma condensed combined financial statements give effect to the Merger using the acquisition method of accounting, in accordance with U.S. GAAP, for business combinations, with Legacy Expro deemed to be the accounting acquirer in the reverse merger due to, but not limited to, the following:

•	As of the Closing Date, shareholders of Frank’s owned approximately 35% of the Combined Company and former shareholders of Legacy Expro owned approximately 65% of the Combined Company;

•	Legacy Expro’s relative size in relation to the Combined Company;

•

The Chief Executive Officer of Legacy Expro immediately before the Merger became the Chief Executive Officer of the Combined Company, the Chief Financial Officer of Legacy Expro immediately before the Merger became the Chief Financial Officer of the Combined Company, and the Chief Operating Officer of Legacy Expro immediately before the Merger became the Chief Operating Officer of the Combined Company; and

•	Pursuant to the terms of the Merger, six of the nine members of the board of directors of the Combined Company were designated by Legacy Expro.

The assets and liabilities of Frank’s have been measured based on various preliminary estimates using assumptions that management believes are reasonable as described in the accompanying notes. Differences between these preliminary estimates and the final acquisition accounting may occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the Combined Company’s future results of operations and financial position. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 gives pro forma effect to the Merger as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Merger as if it was completed on September 30, 2021.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and do not represent the consolidated statement of financial position or consolidated results of operations had the Merger been completed as of the dates indicated. While the unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies, revenue enhancements or restructuring costs that the Combined Company may realize or incur as a result of the Merger, management’s estimates of certain cost savings to be realized and additional costs that may be necessary to achieve these savings are illustrated in Note 7 to the unaudited pro forma condensed combined financial statements. The pro forma transaction adjustments have been made on available information and on assumptions that management believes are reasonable under the circumstances in order to reflect, on a pro forma basis, the impact of the Merger on the historical financial information. See the notes to the unaudited pro forma condensed combined financial statements below for a discussion of assumptions made. The unaudited pro forma condensed combined financial statements do not project the Combined Company’s results of operations or financial position for any future period or date.

The unaudited pro forma condensed combined financial statements should be read in conjunction with Expro’s historical unaudited consolidated financial statements and notes thereto for the three and six months ended June 30, 2021 and three and nine months ended September 30, 2021, respectively, included as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K/A, the historical audited consolidated financial statements for the year ended December 31, 2020, included in the Company’s proxy statement/ prospectus dated August 5, 2021 (the “Proxy Statement”), Frank’s historical unaudited financial statements and notes thereto for the three and nine months ended September 30, 2021 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed on November 8, 2021 (the “3Q 10-Q”), and Frank’s historical audited consolidated financial statements for the year ended December 31, 2020 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 1, 2021 (the “Annual Report”).

The unaudited pro forma condensed combined financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussed or referenced in the Company’s Annual Report, the Proxy Statement and the 3Q 10-Q.

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AT SEPTEMBER 30, 2021

(in thousands)

			Note 3		Note 5
	Historical Expro September 30, 2021	Historical Frank's September 30, 2021	Reclassification Adjustments	Ref	Transaction Accounting Adjustments	Ref	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$64,849	$202,997	$-		$(15,000)	5(a)	$252,846
Restricted cash	1,023	1,742	-		-		2,765
Short-term investments	-	1,882	(1,882)	3(a)	-		-
Accounts receivables, net	230,603	130,585	(18,766)	3(a)	(1,000)	5(b)	341,422
Inventories, net	53,857	91,776	-		(13,966)	5(c)	131,667
Assets held for sale	-	7,998	-		1,852	5(d)	9,850
Income tax receivables	18,288	-	2,036	3(a)	(307)		20,017
Other current assets	35,719	6,554	18,612	3(a)	-		60,885
Total current assets	404,339	443,534	-		(28,421)		819,452
Property, plant and equipment, net	280,172	228,994	(3,228)	3(a)	(1,768)	5(e)	504,170
Investments in joint ventures	55,555	-	-		-		55,555
Goodwill	25,504	42,785	-		107,074	5(f)	175,363
Intangible assets, net	155,725	8,756	3,228	3(a)	86,609	5(g)	254,318
Deferred tax assets, net	-	15,008	-		(15,008)	5(h)	-
Operating lease right-of-use assets	59,430	26,646	-		760	5(i)	86,836
Non-current accounts receivable, net	10,109	-	-		-		10,109
Other assets	5,605	21,409	-		(902)		26,112
Total assets	$996,439	$787,132	$-		$148,344		$1,931,915

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	154,570	114,962	(36,755)	3(a)	13,485	5(j)	246,262
Deferred revenue	-	89	(89)	3(a)	-		-
Income tax liabilities	9,648	-	13,652	3(a)	-		23,300
Finance lease liabilities	1,120	-	-		-		1,120
Operating lease liabilities	12,734	8,215	-		129	5(i)	21,078
Other current liabilities	50,267	-	19,395	3(a)	688	5(k)	70,350
Total current liabilities	228,339	123,266	(3,797)		14,302		362,110
Deferred tax liabilities	27,095	-	-		-		27,095
Post-retirement benefits	53,418	-	-		-		53,418
Non-current finance lease liabilities	16,056	-	-		-		16,056
Non-current operating lease liabilities	57,415	19,303	-		304	5(i)	77,022
Other non-current liabilities	43,001	23,123	3,797	3(a)	13,585	5(l)	83,506
Total liabilities	$425,324	$165,692	$-		$28,191		$619,207

Stockholders’ equity
Common stock	585	2,900	-		4,354	5(m)	7,839
Warrants	10,530	-	-		(10,530)	5(n)	-
Additional paid-in capital	1,006,100	1,098,236	-		(282,917)	5(o)	1,821,419
Accumulated deficit	(444,423)	(428,930)	-		380,448	5(p)	(492,905)
Accumulated other comprehensive loss	(1,677)	(28,798)	-		28,798	5(q)	(1,677)
Treasury stock (at cost)	-	(21,968)	-		-		(21,968)
Total stockholders’ equity	571,115	621,440	-		120,153		1,312,708
Total liabilities and stockholders' equity	$996,439	$787,132	$-		$148,344		$1,931,915

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(in thousands, except shares and per share amounts)

			Note 3		Note 6
	Historical Expro nine months ended September 30, 2021	Historical Frank's nine months ended September 30, 2021	Reclassification Adjustments	Ref	Transaction Accounting Adjustments	Ref	Pro Forma Combined

Total revenue	$530,093	$317,593	$-		$-		$847,686

Operating costs and expenses
Cost of revenues	528,248	243,992	72,489	3(b)	(9,850)	6(a), 6(b), 6(e)	834,879
General and administrative	19,234	51,465	(23,994)	3(b)	57	6(b), 6(c), 6(d), 6(e), 6(f)	46,762
Impairment charges	-	-	172	3(b)	-		172
Depreciation and amortization	-	45,531	(45,531)	3(b)	-		-
Gain on disposal of assets	-	(1,733)	1,733	3(b)	-		-
Merger and integration costs	19,143	-	12,121	3(c)	-	6(g)	31,264
Severance and other charges	6,097	13,733	(12,292)	3(b), 3(c)	-		7,538
Total operating cost and expenses	572,722	352,988	4,698		(9,793)		920,615
Operating loss	(42,629)	(35,395)	(4,698)		9,793		(72,929)
Non-operating income (expense):
Interest and finance charges (expense)/income, net	(2,553)	(555)	-		-		(3,108)
Other income, net	1,311	877	-		-		2,188
Other	-	(4,698)	4,698	3(b)	-		-
Loss before taxes and equity in income of joint ventures	(43,871)	(39,771)	-		9,973		(73,849)
Equity in income of joint ventures	11,508	-	-		-		11,508
Loss before taxes	(32,363)	(39,771)	-		9,973		(62,341)
Income tax expense	(8,323)	(11,812)	-		-	6(h)	(20,135)
Net loss	$(40,686)	$(51,583)	$-		$9,973		$(82,476)

Weighted average number of common shares outstanding:
Basic and diluted	58,489,895	37,957,432				6(i)	108,981,807
Net loss per share:
Basic and diluted	$(0.70)	$(1.36)				6(i)	$(0.76)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except shares and per share amounts)

			Note 3		Note 6
	Historical Expro year ended December 31, 2020	Historical Frank's year ended December 31, 2020	Reclassification Adjustments	Ref	Transaction Accounting Adjustments	Ref	Pro Forma Combined

Total revenue	$675,026	$390,358	$-		$-		$1,065,384

Operating costs and expenses
Cost of revenues	679,793	312,079	121,797	3(b)	(15,663)	6(a), 6(b), 6(e)	1,098,006
General and administrative	24,590	82,257	(52,861)	3(b)	23,848	6(b), 6(c), 6(d), 6(e), 6(f)	77,834
Impairment charges	287,454	57,146	20,350	3(b)	-		364,950
Depreciation and amortization	-	70,169	(70,169)	3(b)	-		-
Gain on disposal of assets	(10,085)	(1,424)	1,424	3(b)	-		(10,085)
Merger and integration costs	-	-	2,906	3(c)	19,261	6(g)	22,167
Severance and other charges	13,930	33,023	(21,606)	3(b), 3(c)	-		25,347
Total operating cost and expenses	995,682	553,250	1,841		27,446		1,578,219
Operating loss	(320,656)	(162,892)	(1,841)		(27,446)		(512,835)
Non-operating income (expense):
Interest and finance charges (expense)/income, net	(5,656)	712	-		-		(4,944)
Other income, net	2,278	2,090	1,630	3(c)	-		5,998
Other	-	(211)	211	3(b)	-		-
Loss before taxes and equity in income of joint ventures	(324,034)	(160,301)	-		(27,446)		(511,781)
Equity in income of joint ventures	13,589	-	-		-		13,589
Loss before taxes	(310,445)	(160,301)	-		(27,446)		(498,192)
Income tax benefit	3,400	4,081	-		-	6(h)	7,481
Net loss	$(307,045)	$(156,220)	$-		$(27,446)		$(490,711)

Weighted average number of common shares outstanding:
Basic and diluted	58,489,895	37,673,699				6(i)	108,698,073
Net loss per share:
Basic and diluted	$(5.25)	$(4.15)				6(i)	$(4.51)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Merger

On October 1, 2021, Legacy Expro merged with and into Merger Sub in an all-stock transaction, with Merger Sub surviving the Merger as a direct, wholly owned subsidiary of the Company. Further, on September 30, 2021, Frank’s board of directors unanimously approved a 1-for-6 reverse stock split of common stock, nominal value €0.06 per share, of the Company (“Company Common Stock”), which was effected on October 1, 2021. All of the outstanding Company Common Stock share numbers, nominal value, share prices and per share amounts in these unaudited pro forma condensed consolidated financial statements have been adjusted to reflect a 1-for-6 reverse stock split for all periods presented. Pursuant to the Merger Agreement the following occurred on the Closing Date:

•

Each Legacy Expro ordinary share was converted into the right to receive a number of shares of Company Common Stock equal to the Exchange Ratio (as defined in, and subject to certain adjustments in the Merger Agreement);

•

The Company increased the total authorized capital stock from 133,016,000 shares of Company Common Stock to 200,000,000 shares of Company Common Stock and effected certain other amendments to its Articles contemplated by the Merger Agreement;

•

Each outstanding and unexercised Legacy Expro Share Option (as defined in the Proxy Statement) to purchase ordinary shares of common stock, par value $0.01 per share, of Legacy Expro (“Legacy Expro Ordinary Shares”), whether vested or unvested, was assumed by the Company and converted into a Company Stock Option to acquire shares of Company Common Stock;

•

Each restricted stock unit (“RSU”) denominated in Legacy Expro Ordinary Shares, whether vested or unvested, was accelerated and settled into the right to receive a number of shares of the Company Common Stock equal to the product of the number of Legacy Expro Ordinary Shares subject to such Legacy Expro RSU award at the Exchange Ratio; and

•

In accordance with the terms of the warrant agreement between Legacy Expro and Cortland Capital Market Services LLC, dated as of February 5, 2018 (the “Legacy Expro Warrant Agreement”), and in accordance with the terms of each warrant to purchase Legacy Expro Ordinary Shares (collectively, the “Legacy Expro Warrants”) that was issued and outstanding immediately prior to the effective time of the Merger, the Company executed a replacement warrant agreement that terminated the Legacy Expro Warrant Agreement and cancelled all Legacy Expro Warrants.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements and related notes are prepared in accordance with Article 11 of Regulation S-X and present the historical financial information of Legacy Expro and Frank’s and presents the pro forma effects of the Merger and certain transaction accounting adjustments described herein. The historical financial information of Legacy Expro and Frank’s have been prepared in accordance with U.S. GAAP.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting, with Legacy Expro as the accounting acquirer, using fair value concepts, and based on the respective historical consolidated financial statements of Legacy Expro and Frank’s.

U.S. GAAP requires the determination of the accounting acquirer, the acquisition date, the fair value of assets and liabilities of the acquired and the resulting measurement of goodwill. Legacy Expro has been identified as the acquirer for accounting purposes. As a result, the Company has recorded the business combination in its financial statements and applied the acquisition method of accounting to account for Frank’s assets and liabilities acquired. Applying the acquisition method of accounting includes recording the identifiable assets acquired and liabilities assumed at their fair values, and recording goodwill for the excess of the consideration transferred over the net aggregate fair value of the identifiable assets acquired and liabilities assumed. For purposes of the unaudited pro forma condensed consolidated financial information, the fair values of Frank’s identifiable assets acquired, and liabilities assumed were based on preliminary estimates. The final determination of the fair values of assets acquired and liabilities assumed could result in material changes to the amounts presented in the unaudited pro forma condensed combined consolidated financial information and future results of operations and financial position.

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the Combined Company’s financial position or results of operations would have been had the Merger been completed on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Combined Company.

There were no material transactions between Legacy Expro and Frank’s during the periods presented in the unaudited pro forma condensed combined financial statements.

3.	Accounting Policies and Reclassification Adjustments

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial statements are those set out in Legacy Expro’s consolidated financial statements as of and for the three and nine months ended September 30, 2021 and for the year ended December 31, 2020. Based on the procedures performed to date, the accounting policies of Frank’s are similar in all material respects to Legacy Expro’s accounting policies.

In addition, certain reclassification adjustments have been made to the unaudited pro forma condensed combined financial statements to conform Frank’s historical financial statement presentation to Legacy Expro’s financial statement presentation. Management is performing a comprehensive review of Frank’s accounting policies. The Company may, as a result, identify additional differences between the accounting policies of the two companies which, when conformed, could have a material impact on the consolidated financial statements of the Combined Company.

a)	The following reclassification adjustments were made to the unaudited pro forma condensed combined balance sheet as of September 30, 2021 to conform to the Legacy Expro presentation:

•	Reclassification of $1.9 million of short-term investments from Short-term investments to Other current assets;

•	Reclassification of $16.7 million of other trade receivables and sales tax receivables from Accounts receivable, net to Other current assets;

•	Reclassification of $2.0 million of income tax receivables from Accounts receivables, net to Income tax receivable;

•	Reclassification of $3.2 million of capitalize software costs from Property, plant and equipment, net to Intangible assets, net;

•	Reclassification of $13.7 million of income tax payables from Accounts payable and accrued liabilities to Income tax liabilities;

•	Reclassification of $19.4 million of non-income tax payables from Accounts payable and accrued liabilities to Other current liabilities;

•	Reclassification of $0.1 million of deferred revenue from Deferred revenue to Other current liabilities; and

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

•	Reclassification of $3.8 million of accruals for end of service or gratuity awards mandated by local statutory laws from Accounts payable and accrued liabilities to Other non-current liabilities.

b)

The following reclassification adjustments were made to the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 to conform to the Legacy Expro presentation:

•

Reclassification of $44.9 million and $69.3 million for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively, of depreciation and amortization expense from Depreciation and amortization to Cost of revenues, resulting in pro forma combined depreciation and amortization included in Cost of revenues of $124.4 million and $183.2 million for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively;

•

Reclassification of $29.2 million and $53.6 million for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively, of non-corporate overhead costs from General and administrative to Cost of revenues;

•

Reclassification of $0.2 million and $20.4 million for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively, of impairment charges from Severance and other charges to Impairment charges;

•

Reclassification of $0.6 million and $0.6 million for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively, of depreciation and amortization expense from Depreciation and amortization to General and administrative, resulting in pro forma combined depreciation and amortization included in General and administrative of $0.9 million and $1.4 million for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively;

•

Reclassification of $1.7 million and $1.4 million for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively, of gain on disposal of assets from Gain on disposal of assets to Cost of revenue; and

•

Reclassification of $4.7 million and $0.2 million for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively, of foreign currency loss from Other to General and administrative.

c)

A reclassification adjustment has been made to separately classify transaction expenses in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020. The adjustment has been made to conform the unaudited pro forma condensed combined statements of operations with how the Combined Company will present transaction expenses. Frank’s has historically recognized $12.1 million for the nine months ended September 30, 2021 and $1.3 million for the year ended December 31, 2020, respectively, of costs in Severance and other charges and Legacy Expro has historically recognized $1.6 million for the year ended December 31, 2020 in Other income, net. These costs have been reclassified to a separate Merger and integration costs financial statement line item.

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

4.	Estimated Preliminary Merger Consideration and the Preliminary Purchase Price Allocation

The accompanying unaudited pro forma condensed combined financial statements reflect merger consideration of approximately $742.3 million. The merger consideration was based on Frank’s closing price on the Closing Date. In a reverse merger involving only the exchange of equity, the fair value of the equity of the accounting acquiree may be used to measure consideration transferred if the value of the accounting acquiree’s equity interests are more reliably measurable than the value of the accounting acquirer’s equity interest. As Legacy Expro was a private company and Frank’s was a public company with a quoted and reliable market price, the fair value of Frank’s equity interests was deemed to be more reliable.

	Shares Issued	Per Share Price	Amount
			(in thousands)

Deemed (for accounting purposes only) issuance of common stock to Frank’s stockholders	38,066,216	$18.90	$719,451
Deemed (for accounting purposes only) replacement of Frank’s equity awards			7,830
Cash payment to Mosing Holdings at closing pursuant to the amended and restated tax receivable agreement			15,000
Total Merger Consideration			$742,281

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

The following table sets forth a preliminary allocation of the merger consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Frank’s based on Frank’s unaudited condensed consolidated balance sheet as of September 30, 2021, with the recording of goodwill for the excess of the consideration transferred over the net aggregate fair value of the identifiable assets acquired and liabilities assumed.

Amount
(in thousands)

Cash and cash equivalents	$187,997
Restricted cash	1,742
Accounts receivables	110,819
Inventories	77,810
Assets held for sale	9,850
Income tax receivables	1,729
Other current assets	25,166
Property, plant and equipment	223,998
Goodwill	149,859
Intangible assets	98,593
Operating lease right-of-use assets	27,406
Other assets	20,507
Total Assets	935,476
Accounts payable and accrued liabilities	91,692
Operating lease liabilities	8,344
Income tax liabilities	13,652
Other current liabilities	19,395
Non-current operating lease liabilities	19,607
Other non-current liabilities	40,505
Total Liabilities	193,195

Total Merger Consideration	$742,281

The estimated fair values of identifiable intangible assets were prepared using an income valuation approach, which requires a forecast of expected future cash flows either through the use of the relief-from-royalty method or the multi-period excess earnings method, which are discounted to approximate their current value. The estimated useful lives are based on management’s historical experience and expectations as to the duration of time that benefits from these assets are expected to be realized. These estimated fair values are considered preliminary and are subject to change upon completion of the final valuation. Changes in fair value of the intangible assets may be material.

Goodwill will not be amortized but rather subject to annual impairment test, absent any indicators of impairment. Goodwill is attributable to planned synergies expected to be achieved from the combined operations of Legacy Expro and Frank’s. Goodwill recorded in the Merger is not expected to be deductible for tax purposes. The final determination of purchase price allocation is anticipated to be completed as soon as practicable after completion of the Merger and will be based on the fair values of the assets acquired and liabilities assumed as of the Closing Date. The final allocation may differ materially from the preliminary allocation; reducing, increasing or eliminating goodwill.

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

5.	Notes to Unaudited Pro Forma Condensed Combined Balance Sheet—Pro Forma Adjustments

(a)	Reflects an adjustment to reduce cash acquired by $15.0 million as a result of a payment made at closing under the amended and restated tax receivable agreement.

(b)	Reflects a preliminary purchase accounting adjustment to accounts receivable based on the acquisition method of accounting. The adjustment is illustrated in the table below.

Amount
(in thousands)
Elimination of Frank's accounts receivables	$(111,819)
Fair value of acquired accounts receivable	110,819
Total adjustment to accounts receivable	$(1,000)

(c)	Reflects a preliminary purchase accounting adjustment to inventory based on the acquisition method of accounting. The adjustment is illustrated in the table below.

Amount
(in thousands)
Elimination of Frank's existing inventory	$(91,776)
Fair value of acquired inventory	77,810
Total adjustment to inventory	$(13,966)

(d)	Reflects a preliminary purchase accounting adjustment for assets held for sale based on the acquisition method of accounting. The adjustment is illustrated in the table below.

Amount
(in thousands)
Elimination of Frank's existing assets held for sale	$(7,998)
Fair value of acquired assets held for sale	9,850
Total adjustment to assets held for sale	$1,852

(e)	Reflects a preliminary purchase accounting adjustment for property, plant and equipment based on the acquisition method of accounting. The adjustment is illustrated in the table below.

Amount
(in thousands)
Elimination of Frank's existing property, plant and equipment	$(225,766)
Fair value of acquired property, plant and equipment	223,998
Total adjustment to property, plant and equipment	$(1,768)

(f)

Reflects an adjustment to establish preliminary goodwill for the merger consideration in excess of the fair value of the net assets acquired in connection with the Merger. The adjustment is illustrated in the table below.

Amount
(in thousands)
Elimination of Frank's existing goodwill	$(42,785)
Fair value of acquired goodwill	149,859
Total adjustment to goodwill	$107,074

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(g)	Reflects a preliminary purchase accounting adjustment for estimated intangibles based on the acquisition method of accounting. The adjustment is illustrated in the table below.

Amount
(in thousands)
Elimination of Frank's existing intangibles	$(11,984)
Fair value of acquired intangibles	98,593
Total adjustment to intangibles	$86,609

(h)	Reflects an adjustment of $15.0 million to deferred tax assets stemming from the planned consolidation of international leasing equipment into new tax jurisdictions.

(i)	Reflects lease adjustments based on the acquisition method of accounting.

(j)

Reflects an adjustment to record $13.5 million of anticipated transaction costs associated with the Merger in accrued expenses and other liabilities. These transaction costs are costs that have not been recorded in the historical financials. Frank’s transaction costs have been recorded as a liability assumed in the unaudited pro forma condensed combined financial statements.

(k)	Reflects an adjustment to establish a $0.7 million liability as a result of the modification of the Legacy Expro cash bonus program as part of the Merger.

(l)

Reflects an adjustment to establish a $9.8 million liability primarily associated with uncertain tax positions and an adjustment to establish a $3.7 million liability associated with potential customs duties.

(m)

Reflects the net adjustment to the nominal value of common stock (€0.06 per share) using the exchange ratio established in the Merger Agreement to reflect the number of shares of Company Common Stock issued in the reverse merger and a Dollar to Euro exchange rate ratio of 1.19.

Amount
(in thousands)
Issuance of common stock to Legacy Expro stockholders	$4,939
Elimination of historical Legacy Expro common stock	(585)
Total adjustment to common stock	$4,354

At Merger closing, the total shares of common stock outstanding for the Combined Company were as follows:

Amount
Historical common stock of Frank's	38,066,216
Issuance of common stock to Legacy Expro's stockholders	71,024,375
Total common stock	109,090,591

(n)	Reflects an adjustment to reflect the cancellation of Legacy Expro’s warrants as part of the Merger.

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(o)

Reflects the elimination of Frank’s historic additional paid-in capital (“APIC”), issuance of merger consideration and the pro forma impact of shares retained by Frank’s shareholders, cancellation of Legacy Expro warrants, acceleration of Legacy Expro’s and certain Frank’s RSU awards and acceleration associated with Legacy Expro stock options as a result of the Merger.

Amount
(in thousands)
Elimination of Frank's historical APIC	$(1,098,236)
Total estimated preliminary merger consideration	742,281
Historical common stock of Frank's	(2,900)
Pro forma adjustments to common stock	(4,354)
Historical treasury stock of Frank's	21,968
Cancellation of warrants	10,530
Acceleration of Legacy Expro RSU awards	2,544
Acceleration of certain Frank's RSU awards	5,776
Acceleration associated with the modification of the Legacy Expro stock options	39,474
Total adjustments to APIC	$(282,917)

(p)

Reflects adjustments to eliminate Frank’s accumulated deficit balance, adjustment to reflect Legacy Expro’s transaction costs incurred at Merger closing, adjustment to record the Legacy Expro cash bonus liability, acceleration of Legacy Expro’s and certain Frank’s RSU awards and acceleration associated with Legacy Expro stock options as a result of the Merger.

Amount
(in thousands)
Elimination of historical accumulated deficit of Frank's	$428,930
Adjustment to record a liability under the Expro cash bonus program	(688)
Acceleration of Legacy Expro RSU awards	(2,544)
Acceleration of certain Frank's RSU awards	(5,776)
Acceleration associated with the modification of the Legacy Expro stock options	(39,474)
Total adjustments to accumulated deficit	$380,448

(q)	Reflects adjustments to eliminate Frank’s accumulated other comprehensive loss.

6.	Notes to Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2021 and year ended December 31, 2020—Pro Forma Adjustments

(a)

Reflects the incremental intangible asset amortization expense, resulting from the fair value of intangible assets recorded from the Merger. The adjustment increases Frank’s intangible asset amortization expense for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively, and is illustrated in the table below.

	Preliminary Fair Value	Estimated Useful Life	Nine months ended September 30, 2021	Year ended December 31, 2020
	(in thousands)	(in years)	(in thousands)	(in thousands)
Trademarks	$8,100	10	$608	$810
Tradename	9,700	10	728	970
Patented technology	43,600	15	2,180	2,907
Research and development	36,320	15	1,816	2,421
	$97,720		$5,331	$7,108
Historical intangible asset amortization expense in cost of revenues			(3,416)	(4,366)
Pro forma intangible asset amortization expense attributable to cost of revenues			5,331	7,108
Pro forma adjustment to cost of revenues			$1,915	$2,742

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(b)	Reflects an adjustment to depreciation expense from the revaluation of property, plant and equipment and reassessment of useful lives for the nine months ended September 30, 2021 and year ended

December 31, 2020, respectively, and is illustrated in the table below. The estimated useful lives range from one to 37 years.

	Nine months ended September 30, 2021	Year ended December 31, 2020
	(in thousands)	(in thousands)
Frank's historical depreciation expense	$(42,115)	$(65,803)
Pro forma depreciation expense	28,630	38,173
Total pro forma depreciation adjustment	$(13,485)	$(27,630)
Pro forma adjustment to cost of revenues	$(13,293)	$(27,395)
Pro forma adjustment to general and administrative	$(192)	$(235)

(c)	Reflects the adjustment to share-based compensation expense for replacement equity-based awards for the nine months ended September 30, 2021 and year ended December 31, 2020.

	Nine months ended September 30, 2021	Year ended December 31, 2020
	(in thousands)	(in thousands)
Frank's historical RSU expense	$(9,283)	$(10,628)
Frank’s replacement award (for accounting purposes only) expense	4,498	7,558
Pro forma adjustment to general and administrative	$(4,785)	$(3,070)

(d)

Reflects an adjustment to record $2.5 million of expense associated with the acceleration of Legacy Expro’s RSU awards for the year ended December 31, 2020. These costs will not affect the income statement beyond twelve months after the Merger date and therefore no adjustment has been made for the nine months ended September 30, 2021.

(e)

Reflects an adjustment to record $6.4 million and $33.0 million for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively, of expense associated with Legacy Expro’s stock options as a result of the Merger. No expense was previously recognized on the stock options prior to the Merger.

(f)

Reflects an adjustment to record $0.1 million and $0.6 million for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively, of expense related to the Legacy Expro cash bonus program. The adjustments give effect to a $0.7 million liability under the Legacy Expro cash bonus program due to achievement of certain internal rate of return thresholds as a result of the Merger.

(g)

Reflects an adjustment to record $19.3 million of transaction costs incurred by Legacy Expro and Frank’s at Merger closing. These costs will not affect the income statement beyond twelve months after the Merger date and therefore no adjustment has been made for the nine months ended September 30, 2021.

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(h)

Reflects the income tax effects of the pro forma adjustments based on the applicable statutory tax rate of 28% less any expected valuation allowance. Due to significant combined U.S. net operating loss (“NOL”) carryover we expect the valuation allowance will continue to be required for the Combined Company going forward and therefore no tax benefit has been recorded for the nine months ended September 30, 2021 and year ended December 31, 2020.

(i)	Reflects the pro forma earnings per share computation for the nine months ended September 30, 2021 and year ended December 31, 2020:

	Nine months ended September 30 2021	Year ended December 31, 2020
	(in thousands, except shares and per share amounts)	(in thousands, except shares and per share amounts)
Numerator for basic earnings per share calculation:
Pro forma loss (for basic and diluted EPS)	$(82,476)	$(490,711)
Denominator for basic and diluted earnings per share calculation:
Weighted average Frank's outstanding ordinary shares	37,957,432	37,673,699
Ordinary shares issued to Legacy Expro stockholders	71,024,375	71,024,375
Pro forma weighted average shares (basic and diluted)	108,981,807	108,698,073
Pro forma loss per share (basic and diluted)	$(0.76)	$(4.51)

Potentially dilutive equity-based awards outstanding were excluded from the computation of pro forma diluted net loss as their effect would be anti-dilutive.

7.	Management’s Adjustments

Management expects that, following completion of the Merger, the Combined Company will realize certain cost savings as compared to the historical combined costs of Legacy Expro and Frank’s operating independently. Such cost savings, which result from the elimination of duplicate costs and the manner in which the Combined Company will be integrated and managed prospectively, are expected soon after completion of the Merger. A portion of such cost savings are expected to be realized within the first year with additional savings expected to be realized in future periods. Management’s adjustments are based on estimated cost savings as a result of the integration of personnel and related reduction in payroll, integration of selected facilities globally, and other costs of the Combined Company and are not reflected in the unaudited pro forma condensed combined statements of operations.

Material limitations of these adjustments include not fully realizing the anticipated benefits, taking longer to realize these cost savings, or other adverse effects that are not currently foreseen. Further, there may be additional charges incurred in achieving these cost savings above what has been estimated below. These adjustments reflect all management’s adjustments that are, in the opinion of management, necessary to a fair statement of the unaudited pro forma condensed combined financial information presented. Future results may vary significantly from the unaudited pro forma condensed combined financial information presented because of various factors, including those discussed or referenced in the Annual Report, the Proxy Statement and the 3Q 10-Q.

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Had the Merger been completed as of January 1, 2020, management estimates that for the nine months ended September 30, 2021 and the year ended December 31, 2020, $12.1 million and $16.2 million related to officers, board, and other corporate costs and $29.1 million and $38.9 million of regional and product line costs would not have been incurred, respectively. In order to effectuate these cost savings, management estimates approximately $30.0 million of one-time severance and other costs may be incurred.

No tax effect to the adjustments has been reflected as these cost synergies would serve only to reduce tax losses incurred for the nine months ended September 30, 2021 and year ended December 31, 2020 and are not of a magnitude to create additional taxable income to the Combined Company. Given that deferred tax attributes associated with the losses for the nine months ended September 30, 2021 and year ended December 31, 2020 retain a full valuation allowance, there is no tax provision impact from the reduction of those losses.

The following tables present the estimated effects on the unaudited pro forma condensed combined statements of operations from elimination of the identified expenses (in thousands, except per share amounts):

For the nine months ended September 30, 2021:

	Pro Forma Combined	Management Adjustments (1)	Management Adjustments (2)	Consolidated Management Adjustments	As Adjusted
Cost of revenues	$834,879	$(29,138)	$-	$(29,138)	$805,742
General and administrative	46,762	(12,113)	-	(12,113)	34,650
Loss before taxes and equity in income of joint ventures	(73,849)	41,250	-	41,250	(32,599)
Net loss	$(82,476)	$41,250	$-	$41,250	$(41,226)
Per common share:
Basic and diluted	$(0.76)	$0.38	$-	$0.38	$(0.38)

For the year ended December 31, 2020:

	Pro Forma Combined	Management Adjustments (1)	Management Adjustments (2)	Consolidated Management Adjustments	As Adjusted
Cost of revenues	$1,098,006	$(38,850)	$-	$(38,850)	$1,059,156
General and administrative	77,834	(16,150)	-	(16,150)	61,684
Loss before taxes and equity in income of joint ventures	(511,781)	55,000	(30,000)	25,000	(486,781)
Net loss	$(490,711)	$55,000	$(30,000)	$25,000	$(465,711)
Per common share:
Basic and diluted	$(4.51)	$0.51	$(0.28)	$0.23	$(4.28)

(1)	Represents savings associated with regional and product line costs, as well as officers, board, and other corporate costs.

(2)

Represents approximately $30.0 million of one-time estimated severance and other costs expected to be incurred in connection with the Merger. These costs will not affect the income statement beyond 12 months after the Merger date and therefore no adjustment has been made for the nine months ended September 30, 2021.